Exhibit 35.8

LNR
Partners, LLC

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job warshaw, being the President of LNR Partners, LLC (the “Special Servicer”), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.	A review of the activities performed by the Special Servicer during the period commencing on January 1, 2015 and ending on December 31, 2015 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.	To the best of my knowledge, based on such review mid using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,
a Florida limited liability company

By:	/s/ Job Warshaw
Job Warshaw
President

Dated: February 23, 2016

1601 Washington Avenue • Suite 700 • Miami Beach, Florida 33139-3164
Telephone: (305) 695-5600 • Fax: (305) 695-5601

Schedule I

MSBAM 2015-C23

Morgan Stanley Bank of America Merrill Lynch Trust 2015-C23, Commercial Mortgage Pass-Through Certificates, Series 2015-C23

Ref: Aviare Place Apartments, portion contributed to BACM 2015-UBS7

Deutsche Mortgage & Asset Receiving Corporation

c/o Cadwalader, Wickerman & Taft LLP

200 Liberty Street

New York, NY 10281

Anna H. Glick

Morgan Stanley Capital I Inc.

1221 Avenue of the Americas

New York NY 10020

James Y. Lee

Morgan Stanley Capital I Inc.

1585 Broadway

New York NY 10036

Stephen Holmes

Pentalpha Surveillance LLC

375 N. French Road, Suite 100

Amherst NY 14228

Don Simon

Pentalpha Surveillance LLC

Bass, Berry and Sims PLC

150 Third Avenue South, Suite 2800

Nashville TN 37201

Jay H. Knight

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia MD 21045

Group Notices

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

MAC: R1204-010

Columbia MD 21045

Irene Kaplanis

Wilmington Trust, National Association

1100 North Market Street

Wilimington DE 19890

Dorri Costello

Wilmington Trust, National Association

1100 North Market Street

Wilmington DE 19890

Group